UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

ECO-SHIFT POWER CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 Fountain Street North

Cambridge, Ontario N3H 4R7

(Address of Principal Executive Offices)

(519) 650-9506

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 24, 2014, Eco-Shift Power Corp. (the “Company”) filed its Form 8-K to report the acquisition of all of the issued and outstanding capital stock of Sun & Sun Industries, Inc. (“Sun Industries”) (“Original Form 8-K”). The Original Form 8-K did not include the audited financial statements of Sun Industries nor the pro-forma unaudited financial statements of the combined entity. This Amendment No. 1 to the Form 8-K is filed to include the financial statement information required under Item 9.01 of Form 8-K in connection with the acquisition of Sun Industries.

Except to the extent expressly set forth herein, this amended Form 8-K speaks as of the filing date of the Original Form 8-K and has not been updated to reflect events occurring subsequent to the original filing date. Accordingly, this amended Form 8-K should be read in conjunction with our filings made with the Securities and Exchange Commission subsequent to the filing of the Original Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of Sun Industries as required under Item 9.01 of Form 8-K in connection with the acquisition of Sun Industries are attached.

(b) Pro Forma Financial Information.

Pro forma financial information as required under Item 9.01 of Form 8-K in connection with the acquisition of the Sun Industries are attached.

(d) Exhibits.

Exhibit No.	Description

99.1	Financial Statements of Sun & Sun Industries, Inc. for the nine months ended September 30, 2014 (unaudited) and for the years ended December 31, 2013 and 2012 (audited).

99.2	Unaudited Pro Forma Consolidated Balance Sheet of the Company at September 30, 2014, and the Unaudited Pro Forma Consolidated Statements of Operations and Comprehensive Income for the nine months ended September 30, 2014 and year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eco-Shift Power Corp.

Date: January 6, 2015	By:	/s/ James Hughes
	Name:	James Hughes
	Title:	Chief Executive Officer